Exhibit 23.1

Tel: 713-960-1706 Fax: 713-960-9549 www.bdo.com	2929 Allen Parkway 20th Floor Houston, TX 77019-7100

Consent of Independent Auditor

Callon Petroleum Company

Natchez, Mississippi

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 ASR (No. 333-210612), Form S-8 (No. 333-212044), Form S-8 (No.333-109744), Form S-8 (No.333-176061), Form S-8 (No.333-100646), and Form S-8 (No.333-188008) of Callon Petroleum Company (“Callon”) of our report dated December 13, 2016, relating to the statement of revenues and direct operating expenses associated with the oil and natural gas properties acquired by Callon from Plymouth Petroleum, LLC and additional sellers that exercised their “tag-along” rights, included in Callon’s current report on Form 8-K/A filed on December 13, 2016.

/s/ BDO USA, LLP

BDO USA, LLP

Houston, Texas

December 13, 2016

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.